Exhibit 10.46

CONFIDENTIAL DRAFT

FOR DISCUSSION PURPOSES ONLY

MASTER AGREEMENT

THIS MASTER AGREEMENT (this “Agreement”) is made and entered into as of the      day of June, 2007, by and between Synel Industries Ltd., a corporation organized under the laws of Israel and having an office located at 2 Hamada Street, Yokneam, Israel, 20692 (“Synel”), and Paychex, Inc., located at 911 Panorama Trail South, Rochester, New York 14625-0397 (“Paychex”).

WHEREAS, Synel, pursuant to license and/or other rights granted to it by NETtime Solutions, Inc. (“NTS”), has the right to license for use by Paychex certain source code (the “Code”) related to NTS’ NETtime product (the “Product”), upon the terms and conditions described herein; and

WHEREAS, Paychex and Synel desire to enter into and perform this Agreement providing for, among other things, (i) a pilot program pursuant to which Paychex will evaluate the Product, and (ii) the right of Paychex, upon payment of the amounts described in Section 2 hereof, to acquire perpetual license rights to the Code and the Product, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals and promises contained herein, Synel and Paychex agree as follows:

1.             Pilot Program.

1.1           Synel and Paychex hereby agree to perform the pilot program (the “Pilot”) described in Exhibit 1 attached hereto and to perform their respective obligations as described in the Pilot.

1.2           As consideration for performance of the Pilot, Paychex shall pay to Synel on the date hereof an initial payment of $50,000 of which $25,000 will be paid by Synel to NTS.  Additionally, upon conclusion of the Pilot, Paychex shall pay to Synel a final payment of $50,000, of which $25,000 will be paid by Synel to NTS.  However, if Paychex elects to acquire the License described in Section 2 hereof, Paychex shall pay the License Fee and shall not be required to make such $50,000 final payment.

1.3           In performance of the Pilot, and in exchange for the consideration described in Section 1.2, above, Synel covenants that it shall cause NTS to provide to Paychex up to 150 hours of consulting services from Bahan Sadegh, personally or from other qualified NTS employees, at no extra cost.  Synel shall also provide, or as necessary, cause NTS to provide, to Paychex (i) during the Pilot, up to an additional 300 hours of consulting services, and (ii) during the six (6) months following completion of the Pilot, up to an additional 300 hours of consulting services, in each case at an hourly

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rate not to exceed to $225.  Such consulting services shall be performed as necessary at Paychex’ facilities in Rochester, New York or at NTS’s facility in Scottsdale, AZ as mutually agreed.  NTS will invoice Paychex for such services at such rates, and Paychex will remit payment directly to NTS.

1.4           Upon expiration of the term of the Pilot, in the event Paychex does not exercise its rights set forth in Section 2.1 hereof, Paychex shall have no continuing rights with respect to the Code or the Product and shall promptly return to Synel or destroy all copies thereof and all related documentation.

2.             License Rights.

2.1           Paychex has the right, but not the obligation, to acquire the license rights (the “License”) set forth in the License Agreement attached as Exhibit 2 hereto (the “License Agreement”).

2.2           In the event that Paychex desires to exercise its right to acquire the License described in Exhibit 2, Paychex shall issue a purchase order to Synel by December 1, 2007, which purchase order is not cancellable by Paychex.  Promptly upon receipt of such purchase order, Synel shall pay $1,000,000 to NTS, and within two (2) business days of receipt of such funds, NTS shall deliver the code that is the subject of the License to Synel, and Synel shall promptly deliver such code to Paychex.  Paychex shall pay the sum of $1,500,000.00 (the “License Fee”) to Synel as follows: $1,300,000 within two (2) business days of receipt of such code by Paychex; $100,000.00 by March 1, 2008 of which $100,000 will be paid by Synel to NTS, provided however, that if such payment is not received by NTS on or before March 5, 2008, then Paychex shall make such payment to NTS directly and Paychex not be obligated to make such payment to Synel; and $100,000.00 by June 1, 2008 of which $100,000 will be paid by Synel to NTS, provided however, that if such payment is not received by NTS on or before June 4, 2008, then Paychex shall make such payment to NTS directly and Paychex not be obligated to make such payment to Synel.  All amounts payable by Synel to NTS will be wired to NTS within two business days of receipt by Synel from Paychex.  Upon payment of the License Fee to Synel, Paychex shall have and may exercise all the rights set forth in the License Agreement.

3.             Ownership and Rights.  All works developed by Synel or NTS for Paychex, including without limitation any clock integration solution related to the Code, and all associated intellectual property shall be owned by the developer, provided however, that Synel or NTS hereby grants to Paychex a royalty free, perpetual, non-exclusive, non-terminable license to use, distribute, make derivative works of and modify such works.  As between  Synel, NTS and Paychex, Paychex is and shall remain the exclusive owner of (a) all software or code developed by or otherwise provided by Paychex to NTS or Synel, and (b) modifications to the Code made by Paychex.

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4.             Representations, Warranties and Covenants.

4.1           Specific Warranties of Synel.  Synel hereby represents, warrants and covenants, as of the date of this Agreement, to Paychex as follows:

(a)           Authority.  Synel has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)           Title.  Except as set forth on Schedule 4.1(b), Synel possesses all right, title and interest in and to the Code and all other intellectual property related to this Agreement, free and clear of any liens, claims, encumbrances or other rights of any third parties, other than the rights of Synel’s members and creditors, which rights shall not prevent Synel from performing under the provisions of this Agreement.

(c)           Licenses.  The Code is not subject to any third-party copyright or to the terms of any license agreement other than (i) this Agreement, (ii) license agreements by and between Synel and its reseller customers pursuant to which Synel grants rights in the Code or intellectual property to such customers that will not prevent Synel from performing under the provisions of this Agreement, and (iii) the license agreements for the third party products listed on Schedule 4.1(c).  Synel is not aware of, and has received no notice of, any breach of any license or other grant of rights with respect to such intellectual property rights.

(d)           Non-Infringement.  Neither the Code nor the Product infringes, misappropriates or otherwise violates the intellectual property rights of any third party, and Synel is not aware of, and has received no notice of, any claim of infringement of, misappropriation of or other conflict between any of its any intellectual property related to this Agreement and the right of any third party.

(e)           Open-Source Code.  The Code does contain or incorporate any “open source” code, including without limitation, any code that is licensed pursuant to GPL or GPL2.0 or any software program that is licensed pursuant to terms that directly or indirectly require any person to grant, share or transfer any rights to a third party.

(f)            Development Tools, Distribution Licenses.  Except as set forth on Schedule 4.1(h), no development tools or distribution licenses are necessary for Synel to perform in accordance with the provisions of this Agreement.

(g)           Changes to Code.  Prior to September 1, 2007, Synel will, or will cause NTS to, (1) remove all instances of “dead” code within the Code, and (2) remediate the approximately 153 instances of an unencrypted password appearing in the Code, and (3) ensure that the Software supports the “persistent storage” of social security number and all password data in encrypted form.  As used in this Agreement, “persistent storage” is defined as tables in the database.

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6.             Disclaimer; Indirect Damages.

6.1           Disclaimer.  THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT SHALL BE EXCLUSIVE.  EXCEPT AS SPECIFICALLY SET FORTH IN WRITING IN THIS AGREEMENT, SYNEL MAKES NO REPRESENTATIONS, WARRANTIES, OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE CODE.

6.2           Indirect Damages.  IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES RELATING TO OR ARISING OUT OF ITS PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, INCLUDING DAMAGES BASED ON CONTRACT, NEGLIGENCE, WARRANTY OR OTHERWISE, PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO BREACHES OF THE MUTUAL NON-DISCLOSURE AGREEMENT BY AND BETWEEN SYNEL AND PAYCHEX DATED MARCH 14, 2007 (THE “MNDA”).

7.             Indemnification.

7.1           Synel Indemnity.  Synel shall indemnify and hold Paychex harmless from and against all damages and costs, including reasonable attorney fees, incurred by Paychex (i) as a result of any claim or action by a third party related to Synel’s performance under this Agreement, or any other act or omission by Synel related to Synel’s obligations under this Agreement, (ii) as a result of any material violation, breach, inaccuracy or failure to perform or observe any representation, warranty, covenant or obligation of Synel set forth in this Agreement, (iii) breach of the MNDA, or (iv) in any action for infringement of any copyright, patent, trade secret or other intellectual property right by a third party as a result of or related to any act or omission by Synel or any use of the Code delivered to Paychex by Synel and any intellectual property as provided herein, in each case provided that Paychex is using the Code as contemplated in this Agreement and gives Synel prompt written notice of any such claim or action, and opportunity to elect to take over, settle or defend any such claim or action through counsel of Synel’s own choosing.  Paychex will make available to Synel all defenses against any such claim or action and will give Synel, at Synel’s sole cost and expense, all needed information, assistance and authority to enable Synel to defend against or settle such claim or action, provided that Paychex shall not be obligated in any way to contribute any moneys to such defense or settlement without its prior consent, in its sole discretion.  Paychex shall have the right, at its own expense, to be represented by counsel of its own choosing in any such claim or action.  Should use of the Code be enjoined or restricted as a result of such a claim or action, Synel shall, at its expense and sole option (xi) procure for Paychex the right to continue using the Code, or (xii) replace the Code with non-infringing materials, or (xiii) modify the Code so as to become non-infringing, all without material loss of functionality.

7.2           Paychex Indemnity.  Paychex shall indemnify and hold harmless Synel  from and against all damages and costs, including reasonable attorneys fees, incurred by it (i) as a result of any claim or action by a third party related to any act or omission by

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Paychex, provided that Synel gives Paychex prompt written notice of any such claim or action, and opportunity to elect to take over, settle or defend any such claim or action through counsel of Paychex’ own choosing, or (ii) in any action for infringement of any copyright, patent, trade secret or other intellectual property right by a third party related to the Code to the extent that such claims are made as a result of Paychex’ modification of the Code, provided that Synel gives Paychex prompt written notice of any action, claim or threat of infringement suit, either oral or written, and opportunity to elect to take over, settle or defend any such claim, action or suit through counsel of Paychex’ own choosing.  Synel will make available to Paychex all defenses against any such claim, action, suit or proceeding and will give Paychex, at Paychex’ sole cost and expense, all needed information, assistance and authority to enable Paychex to defend and settle against charges of infringement, provided that Synel shall not be obligated in any way to contribute any moneys to such defense or settlement without its prior consent, in its sole discretion.  Synel shall have the right, at its own expense, to be represented by counsel of its own choosing in any such claim, action or suit to insure that its rights are protected and shall bear all costs of such counsel.

8.             Term and Termination.

8.1           Term of Agreement.  This Agreement shall commence June 1, 2007, and shall remain in force for a period of six (6) months following completion of the Pilot.

8.2           Termination Without Cause.  Paychex, in its sole discretion, may terminate this Agreement upon 30 days written notice to Synel delivered in accordance with the provisions of Section 9.1 hereof.

8.3           Termination for Cause.  In the event that either party, its officers, agents, or employees, commits a material violation of any provision of this Agreement (each, a “Default”) and fails to cure such violation within thirty (30) days after receiving written notice of Default from the other party, delivered in accordance with the provisions of Section 8.1 hereof, identifying the circumstances of such Default with reasonable specificity, the non-defaulting party shall have the right immediately to terminate this Agreement, provided however, that neither Synel nor NTS may terminate the License Agreement under any circumstances.

8.5           Post-Termination Provisions.  In the event of any termination of this Agreement:  (a) the provisions of Sections 2, 4.1(b), (d) and (e), 7, 8.5 and 9 of this Agreement shall survive as necessary to effectuate their purposes, if any, and shall bind the parties hereto and their legal representatives, successors, and assigns and (b) as of the date a notice of termination is delivered, except as set forth in clause (a), above, the parties hereto shall have no further right under the provisions of this Agreement, or obligation to the other party hereto, except Paychex shall have the rights to the Code granted pursuant to the License Agreement upon payment of the License Fee.

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9.             Miscellaneous.

9.1           Notices.  Any notices or communications required or permitted to be given regarding this Agreement shall be in English and in writing, and shall be sent via U.S. Certified Mail, return receipt requested, or, by prepaid overnight or courier service, to the persons and at the addresses identified in Exhibit 4, or such other address as shall be designated in writing by either party to this Agreement to the other.  Notices are deemed given on receipt or attempted delivery (if receipt is refused).

9.2           Employment Matters.    Each party, in rendering performance under this Agreement is acting solely as an independent contractor.  In no way is either party to be construed as the agent or to be acting as the agent of the other party in any respect, any other provisions of this Agreement hereunder notwithstanding.  Synel may engage subcontractors, including without limitation, NTS and/or Bahan Sadegh, to perform services in connection with this Agreement, provided that Synel shall cause any such subcontractors to comply with the provisions of this Agreement and the MNDA, and Synel shall at all times remain responsible and liable to Paychex for the acts and omissions of such subcontractors and compliance by such subcontractors with the provisions of this Agreement and the MNDA.  Synel and/or its subcontractors, as the case may be, is and shall at all times be the employer of all persons performing services on its behalf under this Agreement.

9.3           Entire Agreement; Amendments.  The MNDA, this Agreement, the License Agreement, and the schedules and exhibits hereto and thereto, constitute the entire agreement between the parties.  This Agreement may not be modified or amended except by the written agreement of the parties.

9.4           Construction; Headings.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

9.5           Severability.  If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

9.6           Waivers.  No action or inaction taken pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any covenant, condition or agreement contained herein.  The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.7           Rights and Remedies Cumulative.  Unless otherwise specifically provided, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute or otherwise.

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9.8           Injunctive Relief.  The parties recognize that a remedy at law for a breach of the provisions of this Agreement relating to ownership, confidential information, misuse of a party’s copyrights, or other intellectual property rights or the restrictions contained herein, will not be adequate for a party’s protection, and accordingly each party shall have the right to obtain, in addition to any other relief and remedies available to it, injunctive relief to enforce the provisions of this Agreement.

9.9           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.  The parties hereby (a) covenant that any suit, action, proceeding or claim in any way relating to, this Agreement or any of the transactions hereunder, or any judgment entered by any court in respect thereof, shall be brought and enforced in the state or federal courts located in Monroe County, New York, and (b) waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any such proceeding and (c) waive any claims that any such proceeding has been brought in an inconvenient forum.

9.10         Successors and Assigns.  Subject to the provisions of Section 9.11, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

9.11         Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party hereto, which consent shall not unreasonably be withheld.  Any attempted assignment in violation of this Section is void.

9.12         Counterparts.  This Agreement may be executed in counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.

9.13         Confidentiality; Publicity.  Except as may be required by applicable law, neither party nor their respective affiliates or representatives shall disclose to any third party the terms hereof without the prior consent of the other party hereto and no press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by either party without the prior approval of the other party.  Synel shall not use the Paychex name in any marketing or promotional materials or list of customers developed or used for marketing.

9.14         Resolution Period.  If a dispute arises concerning a party’s rights or obligations under the provisions of this Agreement, or the interpretation or construction hereof, the parties hereto covenant to take all reasonable steps, and make a good faith effort, to resolve the same for a period of forty-five (45) days (the “Resolution Period”) before bringing any suit for breach of contract, enforcement of this Agreement or the like.  The Resolution Period shall commence upon the receipt by one party of a notice that sufficiently describes any such dispute, which notice shall be sent in accordance with the provisions of Section 9.1.

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[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have set their hands on the date set forth below.

SYNEL

By:
Name:
Title:

PAYCHEX, INC.

By:
Name:
Title:

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EXHIBIT 1

PILOT PROGRAM

Paychex/Synel/NETtime Solutions Pilot Plan

Goal

The goal of the Pilot is to determine the level of fit the NETtime product has in Paychex’ market, to perform additional due diligence on the application, and to develop adequate facility with the product to allow Paychex to successfully sell, support and service the application.  Areas to be measured during the Pilot include:

•                  Performance, Scalability and Sustainability in Paychex environment.

•                  Customer feedback and satisfaction.

•                  Sales feedback.

•                  Development feedback.

Knowledge Transfer

It will be essential during the Pilot to have open and frequent communication between various teams from Paychex and NTS to facilitate the timely transfer of knowledge about the application.  The key areas on knowledge transfer are:

•                  Development

•                  Infrastructure

•                  Online Support

•                  Implementation

•                  Training

•                  Pre-Sales

•                  Support

Development

A key area of the Pilot will be a deep dive into the source code of NETtime.  The tasks that will need to be accomplished prior to, or during, the Pilot include:

•                  Full Code Review (1 week – onsite at TA) - completed

•                  Code scan for 3rd Party and Open-Source Components – completed

•                  Onsite training and support for the NETtime system Build (On site at Paychex)

Infrastructure

•                  Build of development environment

•                  Build of Integrated and Performance Test Environment

•                  Build of Production Environment

Integration

Key areas of integration that will need to be prioritized during the Pilot phase:

•                  Clock Integration – will need to be developed to include the ATS clocks (that Paychex is currently selling with Time in a Box) and Synel’s.

•                  Preview Integration – today the interface with preview is one that uses a flat file to share employees and the TIME02 format to send hours to Preview.  The level of integration will need to be expanded to offer a more cohesive user experience.

•                  HRO Integration – there is currently no integration with Paychex HR Online.

•                  Billing –need to integrate the solution into one or more of the Paychex billing systems.

Time spent performing the foregoing integration activities shall be included in the 150 hours of consulting services to be provided to Paychex as described in Section 1.3 of the Master Agreement.

Support Plan

Customer Support

Customer support during the Pilot phase will be provided as follows:

1st level support will be provided by Paychex customer support personnel with 2nd level support being provided by NTS’s support team.  The Paychex team will also provide 1st level implementation and training, with 2nd level support from NTS, and will work hand-in-hand with the NTS Implementation, Training, and Support groups to learn both the product and processes

NTS currently has two full time support representatives who primarily act as support for their channel.  They have one person in implementation and one trainer.

Online Support/3rd Level Support

A plan will also need to be formalized for the transfer of knowledge from NTS’s Network Administrator who is in charge of keeping their servers running at optimal levels to our Online Support group.

Estimated Timeline

May 7th

•                  Setup development environment in Rochester (2 weeks)

June 1st

•                  Start Pilot with web only clients

•                  Get up to a maximum of 50 customers, with an average of not more than 150 employees each (provided there shall not be more than 7,500 employees total), up and running on the NETtime system.

•                  NTS to setup/configure/train clients with Paychex service center staff observing.

•                  Start development work on Clock Integration

•                  Start development work on HRO/Preview Integration

June 11th

•                  Setup implementation environment in Rochester (2 weeks)

June 25th

•                  Performance/scalability testing (4 weeks)

July 23rd

•                  Publish final results of performance testing.

•                  Order/Configure/Bring Online for Servers for production & BCP environments (6 weeks)

September 3rd

•                  Setup production & BCP environments in Rochester (2 weeks)

September 17th - Phase 2

•                  Start moving customers over to Paychex hosted environment.

•                  Add clock customers to Pilot. (20-50 more customers)

December 1st

•                  Conclude Pilot

Metrics of Success

The goals of this project set forth above outline four areas that the success of this project will be measured against.  Below is a detailed breakdown of those areas.

•                  Performance and Scalability

•                  The system should perform with reasonable response times under load.

•                  Time for login page to load: 3 seconds.

•                  Time for employee page to load after login: 2 seconds.

•                  Time for supervisor/manager/admin page to load after login: 3 seconds.

•                  Time for employee page to load after adding a punch: 3 seconds.

•                  Customer feedback and satisfaction.

•                  Confirm the system is adequately intuitive for client staff and employees, and that there are no major areas of functionality missing.

•                  Sales feedback.

•                  Confirm that there are no major areas of functionality missing which would limit the competitiveness of the solution in the marketplace.

•                  Development feedback.

•                  The measure of success from a development perspective is that our development staff is confidant in their ability to take over supporting and enhancing the solution going forward.

EXHIBIT 2

LICENSE AGREEMENT

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “License Agreement”) is made and entered into as of the                                          day of June, 2007, by and among NETtime Solutions, Inc., located at 8840 E. Chaparral Road, Suite 100, Scottsdale, AZ 85250 (“NTS”), Synel, a corporation organized under the laws of Israel and having an office located at 2 Hamada Street, Yokneam, Israel 20692 (“Synel”), and Paychex, Inc., a Delaware corporation (“Paychex”), 911 Panorama Trail South, Rochester, New York 14625-0397.

WHEREAS, in connection with that certain Master Agreement entered into by and between Synel and Paychex as of May     , 2007 (the “Agreement”), Synel, NTS and Paychex desire to enter into this License Agreement whereby Synel and NTS license to Paychex certain rights in and to the source code and software related to the NETtime product (the “Licensed Software”) and related documentation (the “Documentation”), upon the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the recitals and promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Synel, NTS and Paychex, intending to be legally bound, do hereby agree as follows:

1.             Grant of License.

1.1           Software License.  Each of NTS and Synel hereby grants a perpetual, fully paid-up, royalty free, non-exclusive, non-transferable (except in connection with an assignment of this License Agreement by Paychex in accordance with the provisions of Section 7.11 hereof), worldwide right and license to use, distribute, resell and exploit the Licensed Software in machine executable, binary object code form and human-readable, high-level language source code form, including without limitation, the right and license to (i) reverse-engineer, decompile, modify, alter and create derivative works of and from the Licensed Software, and (ii) market, sublicense, display, host and/or distribute the Licensed Software and any derivative works of the Licensed Software in object code or source code form on a stand-alone basis or as part of another software program or application pursuant to such restrictions or terms as Paychex in its discretion may determine.

1.2           Ownership.  The parties acknowledge that NTS is and shall remain the exclusive owner of the Licensed Software.   All works developed by Synel or NTS for Paychex, including without limitation any clock integration solution related to the Code, and all associated intellectual property shall be owned by such developing company, provided however, that each of Synel and NTS hereby grants to Paychex a royalty free, perpetual, non-exclusive, non-terminable license to use, distribute, make derivative works of and modify such works.  Paychex is and shall remain the exclusive owner of all modifications to the Code made by Paychex.

2.             Warranty; Disclaimers.

2.1           Synel Warranties.  Synel hereby represents, warrants and covenants, as of the date of this Agreement, to Paychex as follows:

(a)           Synel Authority.  Subject to execution of this License Agreement by NTS, Synel has full right, power and authority to enter into this License Agreement and to consummate the transactions contemplated hereby including without limitation, to grant the licenses and distribution rights set forth herein.

(b)           Title.  Except as set forth on Schedule 2.1(b), Synel possesses all right, title and interest in and to the Licensed Software and all of its other intellectual property related to this Agreement to the extent necessary to perform its obligations hereunder, free and clear of any liens, claims, encumbrances or other rights of any third parties, other than (i) the rights of Synel’s members and creditors, which rights shall not prevent Synel from performing under the provisions of this Agreement, or (ii) Paychex pursuant to this Agreement or the Development Agreement.

(c)           Licenses.  The Licensed Software is not subject to any third-party copyright or to the terms of any license agreement other than (i) this Agreement, (ii) license agreements by and between Synel and its customers pursuant to which Synel grants rights in the Licensed Software or intellectual property to such reseller customers that will not prevent Synel from performing under the provisions of this Agreement, and (iii) the license agreements for the third party products listed on Schedule 2.1(c).  Synel is not aware of, and has received no notice of, any breach of any license or other grant of rights with respect to such intellectual property rights.

(d)           Non-Infringement.  Neither the Licensed Software nor the Documentation infringes, misappropriates or otherwise violates the intellectual property rights of any third party and Synel is not aware of, and has received no notice of, any infringement of, misappropriation of or other conflict between any of its any intellectual property related to this Agreement and the right of any third party.

(e)           Open-Source Code.  The Licensed Software does contain or incorporate any “open source” code, including without limitation, any code that is licensed pursuant to GPL or GPL2.0 or any software program that is licensed pursuant to terms that directly or indirectly require any person to grant, share or transfer any rights to a third party.

(f)            Development Tools, Distribution Licenses.  Except as set forth on Schedule 2.1(f), no development tools or distribution licenses are necessary for Synel to perform in accordance with the provisions of this Agreement.

(g)           The license rights granted to Paychex pursuant to this License Agreement may not be terminated by NTS or Synel.

(h)           Prior to payment of the License Fee, as provided in the Master Agreement, (1) all instances of “dead” code within the Code have been removed, and (2) the approximately 153 instances of an unencrypted password appearing in the Code have been remediated, and (3) the Software supports the “persistent storage” of social security number and all password data in encrypted form.  As used in this License Agreement, “persistent storage” is defined as tables in the database.

2.2           NTS Warranties.  NTS hereby represents, warrants and covenants, as of the date of this License Agreement, to Paychex as follows:

(a)           NTS Authority.  NTS has full right, power and authority to enter into this License Agreement and to consummate the transactions contemplated hereby including without limitation, to grant the licenses and distribution rights set forth herein.

(b)           Title.  Except as set forth on Schedule 2.1(b), NTS possesses all right, title and interest in and to the Licensed Software and all of its other intellectual property related to this Agreement to the extent necessary to perform its obligations hereunder, free and clear of any liens, claims, encumbrances or other rights of any third parties, other than (i) the rights of NTS’ members and creditors, which rights shall not prevent NTS from performing under the provisions of this Agreement.

(c)           Licenses.  The Licensed Software is not subject to any third-party copyright or to the terms of any license agreement other than (i) this Agreement, (ii) license agreements by and between NTS and its customers pursuant to which NTS grants rights in the Licensed Software or intellectual property to such customers that will not prevent NTS from performing under the provisions of this Agreement, and (iii) the license agreements for the third party products listed on Schedule 2.2(c).  NTS is not aware of, and has received no notice of, any breach of any license or other grant of rights with respect to such intellectual property rights.

(d)           Non-Infringement.  Neither the Licensed Software nor the Documentation infringes, misappropriates or otherwise violates the intellectual property rights of any third party and NTS is not aware of, and has received no notice of, any infringement of, misappropriation of or other conflict between any of its any intellectual property related to this Agreement and the right of any third party.

(e)           Open-Source Code.  The Licensed Software does contain or incorporate any “open source” code, including without limitation, any code that is licensed pursuant to GPL or GPL2.0 or any software program that is licensed pursuant to terms that directly or indirectly require any person to grant, share or transfer any rights to a third party.

(f)            Development Tools, Distribution Licenses.  Except as set forth on Schedule 2.2(f), no development tools or distribution licenses are necessary for Synel to perform in accordance with the provisions of this Agreement.

(g)           NTS has received consideration in the amount of $1,200,000 for its execution, delivery and performance of this License Agreement, which amount is adequate and satisfactory to NTS without regard to the amount of any consideration to be paid to Synel as set forth in the Master Agreement.

(h)           The license rights granted to Paychex pursuant to this License Agreement may not be terminated by NTS or Synel.

(i)            Prior to payment of the License Fee, (1) all instances of “dead” code within the Code have been removed, and (2) the approximately 153 instances of an unencrypted password appearing in the Code have been remediated, and (3) ensure that the Software supports the “persistent storage” of social security number and all password data in encrypted form.

2.3           Disclaimer.  THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT SHALL BE EXCLUSIVE.  EXCEPT AS SPECIFICALLY SET FORTH IN WRITING IN THIS AGREEMENT OR THE DEVELOPMENT AGREEMENT, NEITHER NTS NOR SYNEL MAKES ANY REPRESENTATIONS, WARRANTIES, OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED SOFTWARE, DOCUMENTATION OR ANY OTHER GOODS OR SERVICES COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT.

3.             Confidential Information.  Information disclosed or made available by Synel or Paychex to the other shall be subject to the terms of that certain Mutual Non-Disclosure Agreement entered into by and between Synel and Paychex dated March 14, 2007 (the “Synel MNDA”).  Information disclosed or made available by NTS or Paychex to the other shall be subject to the terms of that certain Mutual Non-Disclosure Agreement entered into by and between NTS and Paychex dated March 22, 2007 (the “NTS MNDA”).

4.             Indemnity; Limitations of Liability.

4.1           Synel Indemnity.  Synel shall indemnify and hold Paychex harmless from and against all loss, damages and costs, including reasonable attorney fees, incurred by Paychex (i) as a result of any claim or action by a third party related to Synel’s performance under this Agreement, or any other act or omission by Synel related to Synel’s obligations under this Agreement, (ii) as a result of any material violation, breach, inaccuracy or failure to perform or observe any representation, warranty, covenant or obligation of Synel set forth in this Agreement, (iii) breach of the Synel MNDA, or (iv) in any action for infringement of any copyright, patent, trade secret or other intellectual property right by a third party as a result of or related to any act or omission by Synel or any use of the Licensed Software or Documentation, in each case provided that Paychex is using the Licensed Software or Documentation as contemplated in this Agreement and gives Synel prompt written notice of any such claim or action, and opportunity to elect to take over, settle or defend any such claim or action through counsel of Synel’s own choosing.  Paychex will make available to Synel all defenses against any such claim or action and will give Synel, at Synel’s sole cost and expense, all needed information, assistance and authority to enable Synel to defend against or settle such claim or action, provided that Paychex shall not be obligated in any way to contribute any moneys to such defense or settlement without its prior consent, in its sole discretion.  Paychex shall have the right, at its own expense, to be represented by counsel of its own choosing in any such claim or action.  Should use of the Licensed Software or Documentation be enjoined or restricted as a result of such a claim or action, Synel shall, at its expense and sole option (xi) procure for Paychex the right to continue using the Licensed Software or Documentation, or (xii) replace the Licensed Software or Documentation with non-infringing materials, or (xiii) modify the Licensed Software or Documentation so as to become non-infringing, all without material loss of functionality.

4.2           NTS Indemnity.  NTS shall indemnify and hold Paychex harmless from and against all loss, damages and costs, including reasonable attorney fees, incurred by Paychex (i) as a result of any claim or action by a third party related to NTS’ performance under this Agreement, or any other act or omission by NTS related to NTS’ obligations under this Agreement, (ii) as a result of any material violation, breach, inaccuracy or failure to perform or observe any representation, warranty, covenant or obligation of NTS set forth in this Agreement, (iii) breach of the NTS MNDA, or (iv) in any action for infringement of any copyright, patent, trade secret or other intellectual property right by a third party as a result of or related to any act or omission by NTS or any use of the Licensed Software or Documentation, in each case provided that Paychex is using the Licensed Software or Documentation as contemplated in this Agreement and gives NTS prompt written notice of any such claim or action, and opportunity to elect to take over, settle or defend any such claim or action through counsel of NTS’ own choosing.  Paychex will make available to NTS all defenses against any such claim or action and will give NTS, at NTS’ sole cost and expense, all needed information, assistance and authority to enable NTS to defend against or settle such claim or action, provided that Paychex shall not be obligated in any way to contribute any moneys to such defense or settlement without its prior consent, in its sole discretion.  Paychex shall have the right, at its own expense, to be represented by counsel of its own choosing in any such claim or action.  Should use of the Licensed Software or Documentation be enjoined or restricted as a result of such a claim or action, NTS shall, at its expense and sole option (xi) procure for Paychex the right to continue using the Licensed Software or Documentation, or (xii) replace the Licensed Software or Documentation with non-infringing materials, or (xiii) modify the Licensed Software or Documentation so as to become non-infringing, all without material loss of functionality.

4.2           Paychex Indemnity.  Paychex shall indemnify and hold harmless each of Synel and NTS, as the case may be (“Indemnitee”) from and against all damages and costs, including reasonable attorneys fees, incurred by them (i) as a result of any claim or action by a third party related to any act or omission by Paychex, provided that Indemnitee gives Paychex prompt written notice of any such claim or action, and opportunity to elect to take over, settle or defend any such claim or action through counsel of Paychex’ own choosing, or (ii) in any action for infringement of any copyright, patent, trade secret or other intellectual property right by a third party related to the Licensed Software or Documentation to the extent that such claims are made as a result of Paychex’ modification of the Licensed Software or Documentation, provided that Indemnitee gives Paychex prompt written notice of any action, claim or threat of infringement suit, either oral or written, and opportunity to elect to take over, settle or defend any such claim, action or suit through counsel of Paychex’ own choosing.  Indemnitee will make available to Paychex all defenses against any such claim, action, suit or proceeding and will give Paychex, at Paychex’ sole cost and expense, all needed information, assistance and authority to enable Paychex to defend and settle against charges of infringement, provided that Indemnitee shall not be obligated in any way to contribute any moneys to such defense or settlement without its prior consent, in its sole discretion.  Indemnitee shall have the right, at its own expense, to be represented by counsel of its own choosing in any such claim, action or suit to insure that its rights are protected and shall bear all costs of such counsel.

4.3           Indirect Damages.  IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER FOR INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES RELATING TO OR ARISING OUT OF ITS PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, INCLUDING DAMAGES BASED ON CONTRACT, NEGLIGENCE, WARRANTY OR OTHERWISE, PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO BREACHES OF THE SYNEL MNDA OR THE NTS MNDA.

5.             Other Agreements.

5.1           Intentionally omitted.

5.2           Software Protection.  In the event of any infringement or suspected infringement of the Licensed Software by any third party, NTS or Paychex may take all reasonable action to defend the Licensed Software against infringement; which steps may include the negotiation of appropriate settlements and cross-licenses and commencement of legal proceedings.  Paychex shall have the right to approve any settlement or cross-license, such approval not to be unreasonably withheld or delayed.  NTS shall have a first refusal right to elect to defend the Licensed Software, in which case the costs of any enforcement action shall be borne by NTS and any recovery shall be retained by NTS, provided however, that if the conduct complained of impairs or otherwise affects the ability of Paychex to exercise the rights granted to Paychex under this Agreement, then the amount of any recovery shall go first to reimburse the expenses of NTS incurred in prosecuting such action and the remainder shall be divided equally between NTS and Paychex unless the parties agree to divide such recovery in a different ratio based upon the relative damage suffered by each party.  If NTS elects not to, or does not initiate a response to any infringement within thirty (30) days after it has received notice thereof, then Paychex shall have the right to undertake an action to defend the Licensed Software at its own expense.  NTS shall have the right to approve any settlement, cross-license, etc., such approval not to be unreasonably withheld or delayed.  Recovery from any settlement or judgment from any such action shall go first to reimburse the actual expenses of Paychex in connection with such action and the remainder shall be divided equally between Paychex and NTS.  NTS and Paychex shall assist each other and reasonably cooperate in any such litigation at the other’s reasonable request without charge to the requesting party.  Without limiting the generality of the foregoing, in the event that Paychex becomes entitled to commence or prosecute legal action to enforce or protect the Licensed Software against infringement but is unable to do so because it lacks sufficient rights in the Software, NTS, at the cost and request of Paychex, shall grant such rights to Paychex as will be sufficient to permit Paychex to commence and prosecute such legal action.

6.             Termination.

6.1           Automatic Termination. This Agreement and the licenses granted herein may be terminated only (i) upon mutual agreement of the parties hereto, or (ii) upon written notice of termination by Paychex pursuant to Section 7.1 hereof.  Except as otherwise provided in this Section 6, neither this Agreement, nor the license rights granted to Paychex hereby, may be terminated by Synel or NTS.

6.2           Post-Termination Provisions.  In the event of any termination of this Agreement:  (a) the provisions of this License Agreement which by their nature are intended to survive termination, including without limitation Sections 2, 3, 4, 5.2, 6 and 7 of this Agreement, shall survive as necessary to effectuate their purposes and shall bind the parties hereto and their legal representatives, successors, and assigns and (b) as of the date a notice of termination is delivered by Paychex in accordance with the provisions of Section 6, above, except as set forth in clause (a), above, the parties hereto shall have no further right under the provisions of this Agreement, or obligation to the other party hereto.

7.             Miscellaneous.

7.1           Notices.  Any notices or communications required or permitted to be given regarding this Agreement shall be in English and in writing, and shall be sent via U.S. Certified Mail, Return Receipt Requested, or, by prepaid overnight or courier service, to the following addresses:

If to Synel:

Synel Industries LTD

2 Hamada Street

Yokneam, Israel 20692

Attn: Tamir Shabat, CFO

01197249596782

If to NTS:

NETtime Solutions, Inc.

8840 E. Chaparral Road, Suite 100

Scottsdale, AZ 85250

Attn: Bahan Sadegh, CEO

If to Paychex:

Paychex, Inc.

911 Panorama Trail South

Rochester, New York  14625

ATTN:  Steve Beauchamp

or such other address as shall be designated in writing by either party to this Agreement to the other.  Notices are deemed given on receipt or attempted delivery (if receipt is refused).

7.2           Independent Contractor.  Each party, in rendering performance under this Agreement is acting solely as an independent contractor.  In no way is either party to be construed as the agent or to be acting as the agent of the other party in any respect, any other provisions of this Agreement hereunder notwithstanding.

7.3           Entire Agreement; Amendments.  This License Agreement, the Master Agreement, the Synel MNDA, the NTS MNDA and the exhibits, schedules and attachments annexed hereto and thereto, together constitute the entire agreement between the parties.  This Agreement may not be amended except by the unanimous written agreement of all of the parties.

7.4           Construction; Headings.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

7.5           Severability.  If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

7.6           Waivers.  No action or inaction taken pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any covenant, condition or agreement contained herein.  The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

7.7           Rights and Remedies Cumulative.  Unless otherwise specifically provided, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute or otherwise.

7.8           Injunctive Relief.  The parties recognize that a remedy at law for a breach of the provisions of this Agreement relating to ownership, confidential information, or misuse of a party’s trademarks, copyrights, and other intellectual property rights, will not be adequate for a party’s protection, and accordingly each party shall have the right to obtain, in addition to any other relief and remedies available to it, injunctive relief to enforce the provisions of this Agreement.

7.9           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.  The parties hereby (a) covenant that any suit, action, proceeding or claim in any way relating to, this Agreement or any of the transactions hereunder, or any judgment entered by any court in respect thereof, shall be brought and enforced in the state or federal courts located in Monroe County, New York, and (b) waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any such proceeding and (c) waive any claims that any such proceeding has been brought in an inconvenient forum.

7.10         Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

7.11         Assignment.  This Agreement may be assigned by either party with the prior written consent of the other, not to be unreasonably withheld or delayed.

7.12         Counterparts.  This Agreement may be executed in counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.

7.13         Resolution Period.  If a dispute arises concerning a party’s rights or obligations under the provisions of this Agreement, or the interpretation or construction hereof, the parties hereto covenant to take all reasonable steps, and make a good faith effort, to resolve the same for a period of forty-five (45) days (the “Resolution Period”) before bringing any suit for breach of contract, enforcement of this Agreement or the like.  The Resolution Period shall commence upon the receipt by one party of a notice that sufficiently describes any such dispute, which notice shall be sent in accordance with the provisions of Section 7.1.

7.14         Confidentiality; Publicity.  Except as may be required by applicable law, no party nor their respective affiliates or representatives shall disclose to any third party the terms hereof without the prior consent of the other parties hereto and no press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by either party without the prior approval of the other party.

Neither Synel nor NTS may use the Paychex name in any marketing or promotional materials or list of customers developed or used for marketing.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have set their hands on the date set forth below.

SYNEL INDUSTRIES LTD.

By:
Name:
Title:

NETTIME SOLUTIONS, INC.

By:
Name:
Title:

PAYCHEX, INC.

By:
Name:
Title: